Exhibit (a)(1)-8

                       Merced Partners Limited Partnership
                        Statement of Financial Condition
                                  June 30, 2003
                                   (Unaudited)



ASSETS

Cash and cash equivalents                                  $ 55,427,432
Accounts receivable                                         269,292,553
Securities owned, at fair value                             577,417,239
Other assets                                                    229,455
                                                           ------------

        Total Assets                                      $ 902,366,679
                                                           ============


LIABILITIES AND PARTNERS' CAPITAL

Securities sold but not yet purchased, at fair value      $ 270,916,146
Accounts payable and other liabilities                       18,719,435
                                                           ------------

        Total Liabilities                                 $ 289,635,581

Partners' capital                                           612,731,098
                                                           ------------

        Total Liabilities and Partners' Capital           $ 902,366,679
                                                           ============

                       Merced Partners Limited Partnership
                        Statement of Financial Condition
                                 March 31, 2003
                                   (Unaudited)



ASSETS

Cash and cash equivalents                                 $  53,043,357
Accounts receivable                                         284,663,946
Securities owned, at fair value                             509,134,707
Other assets                                                    155,551
                                                           ------------

        Total Assets                                      $ 846,997,561
                                                           ============

LIABILITIES AND PARTNERS' CAPITAL

Securities sold but not yet purchased, at fair value      $ 266,092,990
Accounts payable and other liabilities                        8,905,565
                                                           ------------

        Total Liabilities                                 $ 274,998,555

Partners' Capital                                           571,999,006
                                                           ------------

        Total Liabilities and Partners' Capital           $ 846,997,561
                                                           ============

                       Merced Partners Limited Partnership
                        Statement of Financial Condition
                                December 31, 2002
                                   (Unaudited)



ASSETS

Cash and cash equivalents                                 $  52,790,243
Accounts receivable                                         239,444,183
Securities owned, at fair value                             496,182,675
Other assets                                                    246,882
                                                           ------------

        Total Assets                                      $ 788,663,983
                                                           ============


LIABILITIES AND PARTNERS' CAPITAL

Securities sold but not yet purchased,
at fair value                                             $ 230,467,921
Accounts payable and other liabilities                       33,130,343
                                                           ------------

        Total Liabilities                                 $ 263,598,264

Partners' capital                                           525,065,719
                                                           ------------

        Total Liabilities and Partners' Capital           $ 788,663,983
                                                           ============

                       Merced Partners Limited Partnership
                        Statement of Income and Expenses
                          Year Ended December 31, 2002
                                   (Unaudited)



Total gross trading revenue (loss)                        $  78,497,257
less Operating expenses and fees                              9,071,528

Net profit                                                $  69,425,729
                                                           ============

                       Merced Partners Limited Partnership
                        Statement of Financial Condition
                                December 31, 2001
                                   (Unaudited)



ASSETS

Cash and cash equivalents                                 $  43,260,433
Accounts receivable                                         182,154,817
Securities owned, at fair value                             323,758,809
Other assets                                                     89,177
                                                           ------------

        Total Assets                                      $ 549,263,236
                                                           ============


LIABILITIES AND PARTNERS' CAPITAL

Securities sold but not yet purchased, at fair value      $ 174,715,251
Accounts payable and other liabilities                       11,925,975
                                                           ------------

        Total Liabilities                                 $ 186,641,226

Partners' capital                                           362,622,010
                                                           ------------

        Total Liabilities and Partners' Capital           $ 549,263,236
                                                           ============

                       Merced Partners Limited Partnership
                        Statement of Income and Expenses
                          Year Ended December 31, 2001
                                   (Unaudited)



Total gross trading revenue (loss)                        $  53,854,169
less Operating expenses and fees                              5,512,226
                                                           ------------

Net profit                                                $  48,341,943
                                                           ============